PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”), dated as of July 1, 2016, is entered into among Quest Solution, Inc., a Delaware corporation (“Quest Solution”), Bar Code Specialties, Inc., a California corporation (“Bar Code”), Quest Marketing, Inc., an Oregon corporation (“Quest Marketing”), Quest Solution Canada Inc., a Canadian corporation (“Quest Solution Canada”), and Quest Exchange Ltd., a Canadian corporation (“Quest Exchange” and, together with Quest Solution, Bar Code, Quest Marketing, and Quest Solution Canada, the “Debtors” and individually, a “Debtor”), in favor of ScanSource, Inc., a South Carolina corporation (“Secured Party”), acting on behalf of each of the Credit Parties referred to below.

RECITALS:

Secured Party and its subsidiaries and affiliates (each individually, a “Credit Party” and collectively, the “Credit Parties”) have and may in the future, from time to time, extend credit to one or more Debtors, including the extension of credit in the form of sales of inventory and equipment on account. As a condition to the extensions of such credit, the Credit Parties are requiring that the Debtors execute this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Security Interest. Each Debtor grants to Secured Party, for the benefit of each of the Credit Parties, a security interest in all of such Debtor’s right, title and interest in and to the items of collateral shown on Exhibit A attached hereto and all proceeds thereof (the “Collateral”). All capitalized terms within Exhibit A are defined terms used throughout this Agreement.

2. Purchase Money Security Interest. To the extent any portion of the Collateral is purchased from any Credit Party, Secured Party’s security interest shall be a purchase money security interest.

3. Obligations Secured. This Agreement, and the Collateral, secure the payment and performance in full of all indebtedness, obligations and liabilities of any Debtor or any of their respective subsidiaries and affiliates (collectively with the Debtors, the “Obligors”) to each of the Credit Parties, arising on or after the date hereof (but not any such indebtedness, obligations and liabilities existing or arising prior to the date hereof), including but not limited to amounts arising from the sale of goods and services on or after the date hereof by any Credit Party to any Obligor, and all costs and expenses of Secured Party in collecting any such obligations or enforcing its rights or remedies hereunder (collectively, the “Obligations”).

4. Change of Name/Status and Notice of Changes. Without the prior written consent of the Secured Party’s Vice President, Worldwide Reseller Financial Services or Senior Vice President, Finance and Principal Accounting Officer (individually, “Authorized Representative”), which consent shall not be unreasonably withheld, no Debtor shall change its name, change its corporate form, principal place of business or jurisdiction of organization, use any trade name, or engage in any business not reasonably related to its business as presently conducted. To the extent possible, each Debtor shall provide an advance notice of at least five (5) business days to Secured Party of (i) any material change in the Collateral, (ii) the intent to change any Debtor’s name, trade name, corporate form, principal place of business or jurisdiction of organization, (iii) a material change in any material matter warranted or represented by any Debtor in this Agreement, or in any other agreement, document or instrument furnished to Secured Party or any Credit Party pursuant to or in connection with this Agreement, and (iv) the occurrence of an event of default described in Section 10 hereof. Each Debtor agrees that from time to time, at the expense of Debtors, such Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

5. Creation/Formation of New Entity. In the event that any of the Debtors creates or forms any new entity, whether a direct or indirect subsidiary, any and all existing and future agreements between Debtor and Secured Party shall be amended to extend to the new entity.

6. Filing, Continuations and Amendments. Secured Party is authorized to prepare and file such financing statements and amendments as Secured Party deems necessary to perfect, continue or assure its security interest in the Collateral (including, without limitation, financing statements describing the Collateral as “all assets” or the like) and each Debtor hereby ratifies any financing statement filed previously by Secured Party. Each Debtor will deliver such instruments of future assignment or assurance, and such other agreements, as Secured Party may from time to time request to carry out the intent of this Agreement, and will join with Secured Party in executing any documents in form satisfactory to Secured Party, and hereby authorizes Secured Party to sign for such Debtor, or to file without signature, any financing statements, amendments and other documents and instruments from time to time as Secured Party may deem advisable, and pay any cost of filing the same, including all recordation, transfer, indebtedness and other taxes and fees, deemed advisable by Secured Party.

7. Maintenance and Insurance. Each Debtor shall maintain the Collateral in good condition and repair and shall pay and timely discharge all taxes, levies, and other impositions levied thereon, and all rent due on premises where any of the Collateral may be located. Each Debtor shall maintain insurance on all Collateral against any loss damage in amounts which are commercially reasonable. All proceeds of such insurance shall be applied to reduce the Obligations secured hereunder. All insurance policies must name Secured Party as an additional insured and loss payee thereof, as Secured Party’s interests may appear, and must provide that the insurer will give Secured Party at least 15 days written notice of intended cancellation or non-renewal. At Secured Party’s request, each Debtor must furnish Secured Party with evidence satisfactory to Secured Party that the required insurance coverage is in effect.

8. Inspection and Reports. Upon five (5) days advance written notice, and at any time after any default, each Debtor shall allow Secured Party, by or through any of its agents, to examine and inspect during regular business hours the Collateral wherever located and all books, records and documentation with respect thereto, and to make copies or extracts from such books, records and documentation as Secured Party, at its own expense, may deem to be advisable.

In addition to the above:

a. Annual Financial Statements. Debtors shall deliver to Secured Party, within one hundred twenty (120) days after the end of each fiscal year, Certified Public Accountant prepared and audited financial statements reflecting its operations during such fiscal year, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules and management notes, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with Generally Accepted Accounting Principles (“GAAP”) and certified to its correctness by the Debtors’ principal financial officer.

b. Annual Monthly Budgeted Financial Statements. Debtors shall deliver to Secured Party, within sixty (60) days after the end of each fiscal year, management prepared budgeted financial statements with respect to Debtors and their subsidiaries and/or affiliates reflecting their consolidated projected monthly operations for the current fiscal year, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with GAAP.

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c. Quarterly Financial Statements. Debtors shall deliver to Secured Party, within forty-five (45) days after the end of each fiscal quarter, management prepared and reviewed financial statements reflecting its operations during such fiscal quarter, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with GAAP and certified to its correctness by the Debtors’ principal financial officer.

d. Monthly Financial Statements. Debtors shall deliver to Secured Party, within thirty (30) days after the end of each fiscal month, management prepared and unaudited financial statements reflecting its operations during such fiscal month, which shall include, without limitation, a balance sheet, profit and loss statement, and a statement of cash flow, with supporting schedules, all prepared on a consolidated and consolidating basis, in reasonable detail, and in conformity with GAAP and certified to its correctness by the Debtors’ principal financial officer.

e. Collateral Reports. Upon written request by Secured Party, Debtors shall submit to Secured Party an aged summary of its accounts receivable and inventory detail, certified by a principal financial officer of Debtors.

f. Collateral Base Certificate. Beginning October 1, 2016, Debtors shall submit to Secured Party, no later than the fifteenth (15th) day after the end of each fiscal month, and at such other times as requested by Secured Party, a certificate in the form of Exhibit B attached hereto, certified by a principal financial officer of Debtors.

9. Financial Covenants. Until such time as the Obligations are paid in full:

i.	Tangible Net Worth. At all times, Debtors shall maintain a Tangible Net Worth of not less than negative Thirty-Seven Million and 00/100 Dollars ($37,000,000.00).

ii.	Total Liabilities. Debtors shall not create, incur, assume or suffer to exist or otherwise become liable in respect of any Liabilities in excess of Fifty-Six Million and 00/100 Dollars ($56,000,000.00) in the aggregate. As used herein, “Liabilities” means any and all obligations to pay an amount in money, goods, or services to any internal or external party, as reflected in the Debtors’ balance sheet, prepared on a consolidated and consolidating basis, in reasonable detail, including, without limitation, any and all liabilities (contingent or otherwise) and in conformity with GAAP.

iii.	Preservation of Existence. Each Debtor shall preserve its legal existence and shall not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

iv.	Collateral Base. Beginning October 1, 2016, if, at any time the amount of Credit Party Debt exceeds the Collateral Base, Debtor shall, on demand, repay the Credit Party Debt in an amount sufficient to reduce the Credit Party Debt by an amount equal to such excess.

For purposes of this Section 9, Debtors’ rights and obligations in respect of Key Man life insurance policies shall be excluded from such covenant and Collateral Base calculations.

For purposes of this Section 9, the following terms are used with the meanings set forth below:

“Collateral Base” means an amount equal to: (i) Eighty-Five percent (85%) of Eligible Accounts plus (ii) Fifty percent (50%) of Eligible Inventory minus (iii) the aggregate amount of any indebtedness for borrowed money (including guarantees thereof) owed to any senior secured creditor approved by Secured Party.

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“Eligible Accounts” means those accounts receivable of Debtors in which Secured Party, for the benefit of itself and the other Credit Parties, has a first priority security interest under the terms of this Agreement and that Secured Party, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no account receivable shall be an Eligible Account unless (i) the account receivable arose in the ordinary course of a Debtor’s business, (ii) the right to payment has been fully earned by completed performance and, if inventory is involved, such inventory has been shipped by a Debtor (or if not shipped by a Debtor, is held by a Debtor under a “bill and hold” arrangement approved in writing by Secured Party in its sole discretion), (iii) the account receivable includes only that portion which is not subject to any offset, defense, counterclaim, credit, allowance or adjustment, (iv) a Debtor’s title to the account receivable is absolute and is subject to no prior assignment, claim, lien or security interest, (v) the full amount reflected on a Debtor’s books and on any invoice or statement delivered to Secured Party related to the account receivable is owing to a Debtor and no partial payment has been made on the account receivable, (vi) the account receivable is due and payable not more than thirty (30) days from invoice date and no more than ninety (90) days (or such other period as Secured Party may by written notice from an Authorized Representative to a Debtor approve) have elapsed from invoice date, (vii) the account receivable did not arise out of a contract or purchase order containing provisions prohibiting assignment thereof or the creation of a security interest therein, and no Debtor has received a note, trade acceptance, draft or other instrument with respect to such receivable or in payment of such account, (viii) no Debtor has received notice of the death of the account debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of a receiver for any part of the property of, or assignment for the benefit of creditors made by, the account debtor, (ix) the account receivable is not payable by any foreign person (provided that persons present in possessions of the United States of America shall not be considered foreign persons), unless it is payable in the full amount of its face value in United States dollars and is supported by an irrevocable letter of credit in form and substance acceptable to Secured Party and issued by a bank satisfactory to Secured Party (and, if requested by Secured Party, such letter of credit or the proceeds thereof, as Secured Party shall require, have been assigned to Secured Party), (x) the account receivable is not payable by the United States of America or any political subdivision or agency thereof, unless Secured Party and the applicable Debtor have complied with the Assignment of Claims Act with respect to the account receivable, (xi) the account debtor is not located in the State of New Jersey unless the applicable Debtor has filed a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year, (xii) the account receivable is not payable by any person who is the account debtor for other accounts receivable and who is past due (as provided in (vi) above) with regard to fifty percent (50%) or more of the aggregate amount of such other accounts receivable, (xiii) the account receivable is not, at the discretion of Secured Party, deemed doubtful for collection for whatever reason, (xiv) the account receivable is not a contra account, (xv) the account receivable is not an account in dispute for any reason, (xvi) the account receivable does not represent a commission or expense receivable, (xvii) the account receivable does not represent a retainage associated with an account receivable, and (xviii) the account receivable does not represent an amount due for which Secured Party or any other Credit Party has advanced credit and which is subject to a joint purchase order or a lease.

“Eligible Inventory” means the inventory of Debtors, consisting of new, used and refurbished products as reflected in the most recent collateral report delivered to Secured Party pursuant to Section 8(c) hereof, that (i) is in a Debtor’s possession, (ii) is in good, saleable and new condition, (iii) is subject to Secured Party’s duly perfected, first priority security interest, and (iv) is deemed by Secured Party, in its reasonable credit judgment, to be Eligible Inventory.

“Credit Party Debt” means, at any time, all outstanding indebtedness for borrowed money (including outstanding principal and accrued but unpaid interest, and including all amounts constituting the deferred purchase price for the sale of goods) then owing by the Debtors and their subsidiaries and affiliates to the Credit Parties, or any of them.

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“Tangible Net Worth” means the amount by which total assets, less goodwill and other intangible assets, exceed total liabilities as determined in accordance with generally accepted accounting principles in the United States, as in effect from time to time, applied on a consistent basis throughout the period involved.

10. Events of Default. Debtors shall be in default under this Agreement if: (a) any Debtor or any other Obligor shall fail to pay, or perform any of the Obligations, as and when due, owing from any Obligor to Secured Party or any Credit Party; (b) there shall be any default under any covenant, term or condition of this Agreement or of any other contract or agreement between any Debtor or any other Obligor and any Secured Party or Debtor and any Credit Party, in any case as in effect at any time, including, without limitation, the Notes, (c) any Debtor or any other Obligor breaches any representation or warranty in this Agreement or any other such contract or agreement; (d) there is a substantial change in any fact warranted or represented in this Agreement; (e) there is the filing of a petition either by or against any Debtor or any other Obligor under the United States Bankruptcy Code or any similar state or federal law or regulation relating to insolvency or debtor relief or the application by or against any Debtor or any other Obligor for the appointment of a receiver, trustee or custodian for the Collateral or any other of the such Debtor’s or Obligor’s assets; (f) there is the dissolution or other termination of any Debtor’s or any other Obligor’s existence or business operations; (g) there is the merger or consolidation of any Debtor or any other Obligor with another entity; (h) there is substantial loss, theft, destruction, sale, reduction in value, encumbrance of, damage to, or change in the Collateral; (i) there is a material modification of, or breach of, any contract, the rights to which are part of the Collateral; (j) there is a levy on, seizure, or attachment of the Collateral; (k) there is a judgment against any Debtor or any other Obligor for the payment of money which is not covered by insurance or as to which the applicable insurer disputes coverage; (l) there is the filing of any authorized financing statement with regard to the Collateral (other than in favor of the Secured Party); (m) there is any seizure, vesting or intervention by or under authority of a government by which the management of any Debtor or any other Obligor is displaced or its authority in the control of its business is curtailed; (n) any Debtor or any other Obligor (or any of their subsidiaries or affiliates) defaults or otherwise fails to comply (beyond any applicable notice or cure periods) with any of the payment or other provisions of any other agreement under which any loan or other extension of credit is made by any other person or entity to such Debtor or other Obligor (or any of its subsidiaries or affiliates); (o) it is the Secured Party’s reasonable and documented belief that the prospect of payment of any part of the Obligations balance or the performance of any part of this Agreement is impaired; or (p) (i) any subordination or intercreditor agreement in favor of any Credit Party with respect to any of the Obligations shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with its terms), (ii) any Debtor or any other Obligor shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, (iii) the Collateral securing the Obligations, for any reason shall not have the priority contemplated by any such subordination or intercreditor agreement, or (iv) any other party (other than a Credit Party) to any subordination or intercreditor agreement fails to perform or observe, in any material respect, any material term, covenant or agreement contained therein. Nothing herein shall prevent Secured Party and the Credit Parties from canceling or suspending further extensions of credit to any Debtor or any other Obligor pursuant to any contract, agreement or other arrangement in effect at any time between Secured Party and the Credit Parties, or any of them, on one hand, and any Debtor or any other Obligor, on the other hand, in the event of a default by any Debtor under this Agreement.

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11. Remedies. If an event of default under this Agreement shall have occurred and be continuing, Secured Party, without any other notice to or demand upon any Debtor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the New York Uniform Commercial Code (“Code”) and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, (i) the right to notify an account debtor or other person obligated on collateral to make payment or otherwise render performance to or for the benefit of Secured Party and (ii) the right to take possession of the Collateral, and for that purpose Secured Party may, so far as a Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Secured Party may in its discretion require any Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of any Debtor’s principal office(s) or at such other locations as Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Debtors by an Authorized Representative at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Debtors hereby acknowledge and agree that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, its right following an event of default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

If an event of default under this Agreement shall have occurred and be continuing, (i) each Debtor will promptly upon request of Secured Party instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Secured Party and (ii) Secured Party shall have the right to enforce any Debtor’s rights against its customers and account debtors, and Secured Party or its designee may notify any Debtor’s customers and account debtors that the Accounts of such Debtor have been assigned to Secured Party or of the Secured Party’s security interest therein, and may (either in its own name or in the name of a Debtor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in Secured Party’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Party in the Accounts. Each Debtor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of Secured Party in accordance with the provisions hereof shall be solely for Secured Party’s own convenience and that such Debtor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Secured Party shall not have any liability or responsibility to any Debtor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Furthermore, if an event of default under this Agreement shall have occurred and be continuing, (i) Secured Party shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and Debtors shall furnish all such assistance and information as Secured Party may require in connection with such test verifications, (ii) upon Secured Party’s request and at the expense of the Debtors, the Debtors shall cause independent public accountants or others satisfactory to Secured Party to furnish to Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) Secured Party in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to Secured Party’s satisfaction the existence, amount and terms of any Accounts.

Debtors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable expenses of retaking, holding, preparing for disposition, processing, and disposing the Collateral, including without limitation, reasonable attorney’s fees and legal expenses incurred by Secured Party under this Agreement.

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12. Remedies Cumulative. Secured Party shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder. No failure to exercise nor any delay in exercising on the part of Secured Party of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Except to the extent that Secured Party and any applicable Credit Party have specifically and expressly waived such remedies in writing, the rights and remedies of Secured Party and the other Credit Parties hereunder and under any other agreement, contract, document or instrument, are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. Secured Party may resort to and realize on the Collateral simultaneously with any acts or proceedings initiated by Secured Party and the Credit Parties in their sole and conclusive discretion to resort to or realize upon any other sources of repayment of the Obligations, including, but not limited to, collateral granted by other security agreements and the liability of the Debtor. Secured Party and the Credit Parties shall be entitled to apply the proceeds of any Collateral to such of the Obligations and in such order as they may determine in their sole and absolute discretion.

13. Expenses. Unless contested in good faith, each Debtor will upon demand promptly pay to Secured Party the amount of any and all costs and expenses, including the reasonable fees and expenses of its outside counsel and the reasonable fees and expenses of any experts and agents which Secured Party may incur in connection with (i) any action, suit or other proceeding affecting the Collateral or any part thereof commenced, in which action, suit or proceeding Secured Party is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of Secured Party to defend or uphold the lien hereof, (ii) the collection of the Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (v) the exercise or enforcement of any of the rights of Secured Party or (vi) the failure by any Debtor to perform or observe any of the provisions hereof. All amounts expended by Secured Party and payable by any Debtor under this Section 13 shall be due upon demand therefor and shall be part of the Obligations. Each Debtor’s obligations under this Section 13 shall survive the termination hereof and the discharge of such Debtor’s other obligations under this Agreement.

14. Secured Party as Agent for the Credit Parties. Each Credit Party that makes any loans or extends trade credit or otherwise extends any credit to the Debtor shall be deemed to have extended such credit in reliance upon this Agreement and the grant of security hereunder, and further shall be deemed to have appointed Secured Party as its agent hereunder and authorizes Secured Party to take such actions on its behalf and to exercise such powers as may be necessary or appropriate as Secured Party may determine to carry out the intent of this Agreement. Secured Party hereby agrees to act as agent for each of the Credit Parties for all purposes hereunder. In its capacity as agent for the Credit Parties, Secured Party is a “representative” of the Credit Parties within the meaning of the term “secured party” as defined in the Code. By accepting the benefits of this Agreement, each Credit Party authorizes Secured Party to enter into this Agreement and to take all action contemplated by this Agreement and any related agreement, document or instrument.

15. No Obligation to Extend Credit. This Agreement shall not be construed to impose any obligation on Secured Party to extend or continue to extend any credit at any time.

16. Choice of Law. This Agreement shall be governed and construed in all respects in accordance with the internal laws of the of the State of New York, exclusive of its choice of laws principles which would apply the laws of any jurisdiction other than New York, and each Debtor hereby irrevocably submits and consents to the personal jurisdiction of the federal and state courts located in New York with respect to matters arising out of or related to this Agreement and consents to, and agrees not to challenge, venue in any such court.

17. WAIVER OF JURY TRIAL. EACH DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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18. Successor in Interest. This Agreement shall be binding upon the Debtors, their successors and assigns, and the benefits hereof shall inure to Secured Party, its successors and assigns. Notwithstanding the foregoing, no Debtor shall assign such Debtor’s rights or obligations under this Agreement without Secured Party’s prior written consent by an Authorized Representative.

19. Miscellaneous. (a) The captions of the paragraphs of this Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (b) If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement. (c) This Agreement shall not be modified or amended except in a writing signed by Debtors and an Authorized Representative of Secured Party. (d) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. (e) All terms as defined herein shall include both the plural and singular, where applicable. (f) All notices or communications given to any Debtor or Secured Party pursuant to the terms of this Agreement shall be in writing and given to such Debtor and Secured Party at the address set forth below. Such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Agreement. (g) This Agreement is in addition to and not in replacement of any other agreement between any Debtor and Secured Party.

Executed as of the day and year first above written.

[Signature Page to Follow]

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DEBTOR:	Quest Solution, Inc.	SECURED PARTY:	ScanSource, Inc.

By:	/s/ Gilles Normand Gaudreault	By:	/s/ Cleveland McBeth, Jr.
Name:	Gilles Normand Gaudreault	Name:	Cleveland McBeth, Jr.
	Chief Executive Officer		Vice President, Worldwide Reseller Financial Services

Address:	860 Conger Street	Address:	6 Logue Court
	Eugene, OR 97402		Greenville, SC 29615

DEBTOR:	Bar Code Specialties, Inc.	DEBTOR:	Quest Marketing, Inc.

By:	/s/ Gilles Normand Gaudreault	By:	/s/ Gilles Normand Gaudreault
Name:	Gilles Normand Gaudreault	Name:	Gilles Normand Gaudreault
	Chief Executive Officer		Chief Executive Officer

Address:	860 Conger Street	Address:	860 Conger Street
	Eugene, OR 97402		Eugene, OR 97402

DEBTOR:	Quest Solution Canada Inc.	DEBTOR:	Quest Exchange Ltd.

By:	/s/ Gilles Normand Gaudreault	By:	/s/ Gilles Normand Gaudreault
Name:	Gilles Normand Gaudreault	Name:	Gilles Normand Gaudreault
	Chief Executive Officer		Chief Executive Officer

Address:	860 Conger Street	Address:	860 Conger Street
	Eugene, OR 97402		Eugene, OR 97402

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EXHIBIT A

COLLATERAL DESCRIPTION

The “Collateral” means, and shall consist of, all of each Debtor’s right, title and interest in and to all (i) Accounts and Other Rights to Payment, (ii) Inventory, (iii) Equipment, (iv) General Intangibles, (v) Fixtures, (vi) letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, insurance claims and proceeds, (vii) Records and Deposits, and (viii) products and proceeds of the foregoing (in whatever form and including, without limitation, Proceeds), in each case now owned and hereafter acquired and wherever located. References to the “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York.

Defined Terms:

a. Accounts and Other Rights to Payment. Each and every account, chattel paper, general intangible and instrument (including promissory notes), as those terms are defined in the UCC, and all other rights of any Debtor to the payment of money of every nature, type and description, whether now owing to such Debtor or hereafter arising, and all monies and other proceeds (cash or non-cash), including, without limitation, the following: all accounts, accounts receivable, health-care-insurance receivables, book debts, securities, instruments, chattel paper (whether tangible or electronic), books of account and records of such Debtor, deposit accounts, notes, drafts, acceptances, rents, guest room receipts, payments under leases or sales of Equipment or Inventory and other forms of obligations now or hereafter received by or belonging or owing to such Debtor for goods sold or leased and/or services rendered by it, and all of such Debtor’s rights in, to and under all purchase orders, instruments and other documents now or hereafter received by it evidencing obligations for and representing payment for goods sold or leased and/or services rendered, and all monies due or to become due to such Debtor under all contracts for the sale or lease of goods and/or the performance of services by it, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; all contracts, leases, instruments, undertakings, documents or other agreements in or under which such Debtor may now or hereafter have any right, title or interest; all customer lists; all tax refunds due such Debtor from any governmental agency; and any and all proceeds of any of the above.

b. Inventory. All inventory, as such term is defined in the UCC, now owned or hereafter acquired by any Debtor, of every nature, type and description, wherever located, including, without limitation, all of such Debtor’s goods or personal property held for lease or sale or being processed for lease or sale, all raw materials, work in progress, finished goods, packaging materials, goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods and all other materials or supplies used or consumed or to be used or consumed in such Debtor’s business or in the processing, packaging or shipping of the same, excluding any toxic, hazardous or radioactive material or any other material which may be disposed of lawfully only pursuant to a special permit or at a government approved facility, all documents including, without limitation, documents of title, warehouse receipts and bills of lading covering all or any portion of such inventory, and all customer lists and any and all proceeds and products of any of the above.

c. Equipment. All equipment, as such term is defined in the UCC, now owned or hereafter acquired or leased by any Debtor, including, without limitation, any equipment described on a schedule attached hereto, all tools and items of machinery and equipment of any kind, nature and description whether affixed to real property or not, as well as trucks and vehicles of every description, trailers, handling and delivery equipment, furnishings, leasehold improvements, fixtures and office furniture and all other tangible personal property of any Debtor of every nature, type and description, and any and all additions to, substitutions for and replacements of or accessions to and property similar to any of the foregoing, wherever located, together with all attachments, components, parts (including spare parts), equipment and accessories installed thereon or affixed thereto and all fuel for any thereof; and any and all proceeds of any of the above.

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d. General Intangibles. All general intangibles and payment intangibles, as those terms are defined in the UCC, now owned or hereafter acquired by any Debtor or in which any Debtor now has or hereafter acquires any right, title or interest, including, without limitation, (i) all of such Debtor’s choses in action, suits, actions, causes of action and claims of every kind and nature, whether at law or in equity, (ii) all condemnation awards and insurance proceeds, (iii) all tax refunds, rights and claims thereto and other payments from any local, state or federal government authority or agency, (iv) all contract rights, licenses, permits, zoning approvals, rights, agreements and all other private or governmental documents of every kind or character whatsoever and (v) all customer lists, servicing rights, patents and patent rights (whether or not registered), licenses, permits, certificated and uncertificated securities, investment property, trade marks, service marks, trade names, logos, copyrights, computer programs and software, goodwill and any and all proceeds of any of the above.

e. Fixtures. All fixtures, as such term is defined in the UCC.

f. Records; Deposits. All instruments, documents, securities, cash, property, books and records, computer storage media and ledger books arising out of or related in any way to any of the foregoing, owned by any Debtor or in which any Debtor has an interest, which now or hereafter are at any time in the possession or control of Secured Party or any Credit Party or in transit by mail or carrier to or from Secured Party or any Credit Party or in the possession of any third party acting on behalf of Secured Party or any Credit Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and any deposit accounts of any Debtor with Secured Party or any Credit Party against which Secured Party or any Credit Party may exercise its right of setoff.

g. Proceeds. All proceeds (including proceeds of proceeds) of the foregoing Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the foregoing Collateral, or proceeds thereof; (b) “proceeds,” as such term is defined in §9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the foregoing Collateral, or proceeds thereof; and (d) other amounts from time to time paid or payable under or in connection with any of the foregoing Collateral, or proceeds thereof.

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EXHIBIT B

COLLATERAL BASE CERTIFICATE

Month:_________________

1.	Eligible Receivables (< 90 Days Old)

	CURRENT	30 - 60	60 - 90	TOTAL

2.	Percentage of Receivables Available for Collateral (85%)	85%

3.	Eligible Receivables Base for Collateral
(Line 1 X Line 2)

4.	Total Inventory

5.	Percentage of Inventory Available for Collateral (50%)	50%

6.	Eligible Inventory Base for Collateral
(Line 4 X Line 5)

7.	Total Collateral Base

8.	Balance on Bank Line of Credit / Senior debt

9.	Collateral Available to Secure Trade Credit Extension
(Line 7 - Line 8)

This certificate is true, accurate and complete to the best of my knowledge.

Company Name / signature of Officer/ Date

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